For Item 77M of MAF (to use incorporation by reference as permitted by General Instruction D(1) and avoid an exhibit):

Information about the merger is available in the registrant's
Rule 497(c) filing made on July 3, 2014, which is incorporated by reference. The transaction described in that filing closed on October 20, 2014.